                                                                    EXHIBIT 10.3

                       TUBOSCOPE VETCO INTERNATIONAL INC.
                           DEFERRED COMPENSATION PLAN


     Tuboscope Vetco International Inc. hereby establishes the following Plan:

                                  WITNESSETH:

     WHEREAS, Tuboscope Vetco International Inc. (the "Employer") desires to establish the Tuboscope Vetco International Inc. Deferred Compensation Plan (the "Plan") primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     NOW, THEREFORE, this document is adopted to set forth the terms of the Plan which are as follows:

                                    ARTICLE
1
                                  INTRODUCTION

1.1  Purpose of Plan

     The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of compensation.

1.2  Status of Plan

     The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.


                                   ARTICLE 2
                                  DEFINITIONS

     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
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2.1  Account means, for each Participant, the bookkeeping account established for his or her benefit under Section 5.1.

2.2 Adoption Agreement means the Tuboscope Vetco International Inc. Deferred Compensation Plan Adoption Agreement signed by the Employer to establish the Plan and containing all the options selected by the Employer, as the same may be amended from time to time. The Adoption Agreement is set out as "Exhibit A" to this Plan and is specifically incorporated into and made a part of the Plan, including any amendments thereto.

2.3 Change of Control means (a) the purchase or other acquisition in one or more transactions other than from the Employer, by any individual, entity or group of persons, within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meanings of Rule 13d-3 of Securities Exchange Act of 1934) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Employer's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Employer's assets.

2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.5 Effective Date means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.6 Election Form means the participation election form as approved and prescribed by the Plan Administrator which is set out as Exhibit B to the Plan, and which is included as part of the Plan, including any amendments thereto.

2.7 Eligible Employee means, on the Effective Date or as of January 1 of each calendar year, each employee of the Employer who is designated in writing by the Chief Executive Officer of the Employer to be eligible to participate in this Plan.

2.8 Employer means the corporation referred to in the Adoption Agreement, any successor to all or a major portion of the Employer's assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with the Employer which adopts the Plan with the consent of the Employer, provided that the Employer that signs the Adoption Agreement shall have

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

the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.9 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section to subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.10 Incentive Contribution means a contribution made by the Employer as described in Section 4.3.

2.11 Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.12 Participant means any individual who participates in the Plan in accordance with Article 3.

2.13 Plan means the Employer's plan in the form of the Tuboscope Vetco International Inc. Deferred Compensation Plan and the Adoption Agreement and all amendments thereto.

2.14 Plan Administrator means the person, persons or entity designated by the Employer in the Adoption Agreement to administer the Plan and to serve as the agent for "Company" with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator

2.15 Plan Year means the 12-month period chosen in the Adoption Agreement.

2.16 Total and Permanent Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

2.17 Trust means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.18 Trustee means the trustee or trustees under the Trust.

2.19 Year of Service means the computation period and service requirement elected in the Adoption Agreement.

                                   ARTICLE 3
                                 PARTICIPATION

3.1  Commencement of Participation

     Any Eligible Employee who executes an Election Form shall become a Participant in the Plan.

3.2  Continued Participation

     A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.


                                   ARTICLE 4
                               ELECTIVE DEFERRALS

4.1  Elective Deferrals

     By entering into an Election Form, a Participant may elect to have credited under this Plan all or part of the amount of any contribution which would otherwise have been credited on his or her behalf under the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan but for application of the limitations of Sections 401(k), 401(m), 415, 402(g), 401(a)(17) or any other applicable provisions of the Code. Amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

     Any election to defer hereunder shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

4.2  Matching Deferrals


     The Employer will not make Matching Deferrals under the Plan.

4.3  Incentive Contributions

     The Employer will make Incentive Contributions on behalf of any Participant to the extent the Employer's matching contributions under the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan attributable to the Participant is otherwise limited by the application of the limitations of Sections 401(k), 401(m), 415, 402(g), 401(a)(17) or any other applicable provisions of the Code.

                                   ARTICLE 5
                                    ACCOUNTS

5.1  Accounts

     The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals and Incentive Contributions made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2  Investments

     The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.


                                   ARTICLE 6
                                    VESTING

6.1  General

     A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account. A Participant shall become vested in the portion of his or her Account attributable to Incentive Contributions and income and gain attributable thereto in accordance with the vesting rules under the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan, subject to earlier vesting in accordance with Sections 6.2, 6.3, 6.4 and
6.5 hereunder.

6.2  Change of Control

     A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Employer.

6.3  Death or Disability

     A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of the Participant's death or Total and Permanent Disability. Whether a Participant's termination of employment is by reason of the

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

Participant's Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.

6.4  Termination of the Plan

     A Participant shall become fully vested in his or her Account upon termination of the Plan by the Employer.

6.5  Insolvency

     A Participant shall become fully vested in his or her Account immediately prior to the Employer becoming Insolvent, in which case a Participant will have the same rights as a general creditor of the Employer with respect to his or her Account balance.


                                   ARTICLE 7
                                    PAYMENTS

7.1  Form of Payment

     Payments shall be paid in a single lump-sum payment.

7.2  Change of Control

     As soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance in a single lump sum.

7.3  Termination of Employment

     Upon termination of a Participant's employment for any reason, the vested portion of the Participant's Account shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination.

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7.4  Death

     If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in a single lump-sum payment.

     Any designation of beneficiary shall be made by the Participant on an Beneficiary Designation Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Beneficiary Designation Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

7.5  Forfeiture of Non-vested Amounts

     To the extent that any amounts credited to a Participant's Account are not vested at the time such amounts are otherwise payable, such amounts shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

7.6  Taxes

     All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

7.7  Termination of the Plan

     As soon as possible following the termination of the Plan, each Participant shall be paid his or her entire Account balance in a single lump sum.

                                   ARTICLE 8
                               PLAN ADMINISTRATOR

8.1  Plan Administration and Interpretation

     The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2  Powers, Duties, Procedures, Etc.

     The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3  Information

     To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4  Indemnification of Plan Administrator

     The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                   ARTICLE 9
                           AMENDMENT AND TERMINATION

9.1  Amendments

     The Employer, acting through its Board of Directors, shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer.

9.2  Termination of Plan

     This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of other services by any Eligible Employee (or other employee). The Employer, acting through its Board of Directors, reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the Employer shall direct the Trustee to pay promptly to Participants (or their beneficiaries) the balance of their Accounts.

9.3  Existing Rights

     No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.


                                   ARTICLE 10
                                 MISCELLANEOUS

10.1 No Funding

     The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2 Non-assignability

     None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants' Rights

     Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4 Participants Bound

     Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5 Receipt and Release

     Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6 Governing Law

     The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Employer maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings

     Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

10.8 Claims Procedure.

     Within 60 days after a Participant retires or otherwise terminates service with the Employer, the Plan Administrator shall give notice in writing to the Participant (or beneficiary), stating the amount of the Plan benefit (if any) to which the person is entitled. If such person disagrees with the Plan Administrator's determination, such person shall file with the Plan Administrator, in writing and sent by registered or certified mail, a claim for Plan benefits. If no claim is received by the Plan Administrator within 60 days after such person receives notification of his entitlement (if any) to a Plan benefit from the Plan Administrator, no such claim shall be permitted and the Plan Administrator's determination shall be final. In the event such a claim is filed, the Plan Administrator shall exercise its best efforts to act upon such claim within 60 days after its receipt. If such claim is denied, in all or in part, the Plan Administrator shall give notice in writing, by mail, of such denial to the claimant, setting forth (i) the specific reasons for such denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) advice to the effect that the claimant may request a full review of such claim by filing with the Plan Administrator, within 60 days after receipt by the claimant of the Plan Administrator's initial denial of the claim, a request for such review. In the event such request is submitted, the Plan Administrator shall review the claim within 60 days and the claimant shall be given written notice of the result of such review. Such notice shall include specific reasons for the decision.


     IN WITNESS WHEREOF, Tuboscope Vetco International Inc. has cause this Plan to be adopted this 15th day of November, 1994.


                              TUBOSCOPE VETCO INTERNATIONAL INC.



                              By:     /s/ Kenneth L. Nibling
                                      ----------------------
                              Name:   Kenneth L. Nibling
                              Title:  Vice President, Human Resources and
                                      Administration

                                  AMENDMENT TO
                       TUBOSCOPE VETCO INTERNATIONAL INC.
                           DEFERRED COMPENSATION PLAN

     WHEREAS, Tuboscope Vetco International Inc. (the "Employer") previously established the Tuboscope Vetco International Inc. Deferred Compensation Plan (the "Plan");

     WHEREAS, pursuant to Article 9 of the Plan, the Employer has reserved the right to amend the Plan;

     WHEREAS, the Employer desires to amend the Plan to expand coverage and deferral options to selected senior executives of the Employer as well as members of the Board of Directors of the Employer and Tuboscope Inc.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Notwithstanding any other provisions of the Plan to the contrary, this Amendment shall become effective as of January 1, 1998. All applicable provisions of the original Plan document shall apply with respect to Members, and any defined term (which is not otherwise defined herein) shall have the same meaning as set forth in the original Plan document.

     2.   Definitions.

          . Deferral Contribution. The amount of base salary, bonus, payment under the Value Plan for the Senior Management Team of Tuboscope Inc./Tuboscope Vetco International Inc. ("Value Plan"), stock option gains and/or Director's Fees (Annual Retainer; Board and Committee Meeting Fees), that a Member elects to defer receipt of and instead have such amounts credited by the Employer to his or her account in any Plan Year pursuant to the provisions of this Plan.

          . Account. Account means all amounts credited to the account of a Member under the Plan pursuant to this Amendment.

     3. Eligible Members. The provisions of this Amendment shall apply to the following persons:
          .    Members of the Senior Management Team.

          . Senior executives of the Employer and Tuboscope Inc. who have been selected and approved to participate in the Plan by the Compensation Committee of the Board.

          .    Members of the Board of Directors of the Employer or Tuboscope
               Inc.

Such eligible persons shall be referred to as "Members" in the Amendment and, Participant's in the original Plan document.

     4. Amount of contributions. For each calendar year, Members may elect to defer the present payments of all or any portion of the following:

               .    Base salary;
               .    Bonus;
               .    Tuboscope Inc. stock option gains
               .    Payment under the Value Plan;
               .    Director's Fees (Annual Retainer; Board Meeting Fees;
                    Committee Meeting Fees; and/or
               .    Any other forms of remuneration approved by the Compensation
                    Committee

and instead have such amounts credited to the Member's Account under the Plan. Any election hereunder is subject to such procedures as determined by the Plan Administrator.

     5. Manner of deferral; annual election. Elections to make Deferral Contributions shall be in writing, signed by the Member and in a form prescribed by the Plan Administrator. Except as otherwise provided herein, the form shall be completed and returned to the Plan Administrator on a date which shall be specified by the Plan Administrator.

          . In the case of deferral of base salary or bonus, such form must be completed and returned to the Plan Administrator prior to the beginning of the applicable Plan Year for which the election is to take effect, or at such other times as determined by the Plan Administrator.

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

          . In the case of an election to defer Tuboscope Inc. stock option gains, such form must be completed and returned to the Plan Administrator at least six months prior to the date the Member elects to exercise his or her applicable stock option(s) relating to such deferral election, or at such other times as determined by the Plan Administrator.

          . In the case of an election to defer payment under the Value Plan, such form must be completed and returned to the Plan Administrator at least twelve (12) months prior to the date such Value Plan payment is otherwise payable, or at such other times as determined by the Plan Administrator.

          . In the case of deferral of Directors Fees, such form must be completed and returned to the Plan Administrator prior to the beginning of the applicable twelve month period for which the Annual Retainer relates, or in the case of Board and/or Committee Meeting Fees, prior to the date of such meeting.

          Once an election to make Deferral Contributions has been made, such election shall be irrevocable during the applicable deferral period unless otherwise provided.

     6. Nature of payments. Distributions under the Plan shall be made in cash or Tuboscope Inc. common stock (or with respect to deferrals of Tuboscope Inc. stock option gain, only in Tuboscope Inc. common stock).

     7. Distribution to Directors. As soon as practicable after a Member who is a Director ceases to be a Director (and is not otherwise a Participant) for any reason, the Employer shall distribute the value of such Member's Account in a single lump sum.

     8. Change of Control. Section 7.2 of the original Plan document regarding Change of Control shall be deleted.

     9. Hardship distribution. Notwithstanding any provision of the Plan, in the event of financial need that is beyond the control of a Member and upon the written request of such Member, the Plan Administrator, in its sole discretion, may authorize and direct the Employer to make a distribution under the Plan to such Member in a lump sum. Such a distribution may be authorized only if disallowance of the distribution would result in financial hardship to the
Member.   Such distributions may be made only to the extent that the distribution is necessary to enable the Member to resolve the financial need.

     In the event the Plan Administrator authorizes a hardship distribution, a Member's Deferral Contribution election shall cease on a prospective basis and be suspended for the duration of the Plan Year.

     10. Alternative time of distribution. Notwithstanding the provisions of the Plan, a Member may elect to defer the receipt of benefits payable under the Plan beyond the otherwise applicable distribution date by filing an election with the Plan Administrator at least two years prior to the date benefits are otherwise scheduled to commence, or at such other times as determined by the Plan Administrator.

     11. Stock option deferral. Notwithstanding any other provisions of the Plan to the contrary, with respect to the deferral of Tuboscope Inc. stock option gains, the amount of such deferred gain shall be recorded under the Plan in the form of Tuboscope Inc. common stock and deposited in a rabbi trust.

     12. Vesting. All amounts credited to the Accounts of Members pursuant to this Amendment shall be fully vested.

     IN WITNESS HEREOF, this Amendment has been adopted effective as of January 1, 1998.


                              TUBOSCOPE VETCO INTERNATIONAL INC.


                              By:    /s/ J.F. Maroney
                                     ----------------
                              Name:  J.F. Maroney
                              Title  Vice President
                              Date:  5/11/98

                                      -4-